THE AUSTRIA FUND, INC. 					Exhibit 77C
811-5736


The Annual Meeting of Shareholders of The Austria Fund, Inc. was held on December 17, 1997. A description of each proposal and number of shares voted at the meeting are as follows:

1. To Elect Directors:		     Shares Voted For		Withheld Authority
   Class One Directors
   (term expires 2000)

   William H.M. de Gelsey   	7,356,060.904		   304,925.379
   Hellmut Longin		          7,370,926.253		   290,060.030
   Peter Nowak		        	    7,371,316.253		   289,670.030
   Reinhard Ortner          	7,372,897.953		   288,088.330


2. To ratify the selection 	Shares	   Shares Voted	   Shares
   of Price Waterhouse LLP 	Voted For   	   Against	  Abstained
   as the Fund's independent
   auditors for the Fund's
   fiscal year ending
   August 31, 1998.	7,260,158.267	  188,717.624	   212,110.392



THE AUSTRIA FUND, INC.					Exhibit 77Q2
811-5736


During the Fund's most recently completed fiscal year ended August 31, 1997, the following individual filed a late initial report on Form 3.



						                               Number of	           Number of Late
Name			              Title			        Late Reports	        Transactions


Francis P. Reeves		Vice President		       1		                   	0







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